UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2014

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 8, 2014, Cesar Ribeiro, Executive Vice President and Chief Financial Officer of Lincoln Educational Services Corporation (the “Company”), has taken a temporary medical leave of absence. On September 11, 2014, the Company issued a press release announcing such action. Brian Meyers, Senior Vice President of Finance and Corporate Controller of the Company, has been appointed, effective September 8, 2014, to serve as Acting Principal Financial Officer and Acting Principal Accounting Officer during Mr. Ribeiro’s absence.

Mr. Meyers, 47, has served as the Company’s Senior Vice President of Finance and Corporate Controller since 2012. Prior to that, he served as the Company’s Vice President and Corporate Controller since 2003.

A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto. The information contained under this Item 5.02 in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained under this Item 5.02 in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Lincoln Educational Services Corporation dated September 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: September 11, 2014

	By:	/s/ Kenneth M. Swisstack
		Name:	Kenneth M. Swisstack
		Title:	General Counsel